EXHIBIT 15

Acknowledgement of Independent Registered Public Accounting Firm

We are aware of the incorporation by reference in

(i)

Post-Effective Amendment No. 2 to Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii)

Registration Statement (Form S-8, No. 33-50841), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii)

Registration Statement (Form S-8, No. 333-29765) which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan,

(iv)

Registration Statement (Form S-8, No. 333-41068) which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan,

(v)

Registration Statement (Form S-8, No. 333-109000), which relates to the Phillips-Van Heusen Corporation 2003 Stock Option Plan,

(vi)

Registration Statement (Form S-8, No. 333-125694) which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(vii)

Registration Statement (Form S-8, No. 333-143921) and Registration Statement (Form S-8, No. 333-151966), each of which relates to the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan, and

(viii)

Registration Statement (Form S-8, No. 333-158327), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates

of our report dated June 10, 2009 with respect to the unaudited consolidated financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the thirteen week period ended May 3, 2009.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements or post-effective amendments prepared or certified within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ ERNST & YOUNG LLP

New York, New York

June 10, 2009